Ex. 99.28.g.ii

Commercial

Account Agreement

Effective  October 1, 2014

Agreement under Rule 17 CFR 270.17f-3 - Free cash accounts for investment companies with bank custodians

Date:  01/31/2017

Signature: /s/ Ofer Abarbanel

Name & Title: Ofer Abarbanel, CEO

Date: January 31, 2017

Table of Contents

I.

Terms Applicable to All Commercial Deposit Accounts

6

Introduction Defined Terms

Affiliate

6

Authorized Signer

6

Business Day

7

Collected Balance

7

Commercial  Deposit Account

7

Deposit Float

7

Deposited  Item

7

Investable  Balance

7

Item

7

Ledger Balance

8

Overdraft

8

Paper Item

8

Service

8

Arbitration Agreement

Agreement  to Arbitrate

8

Governing  Rules

8

No Waiver  of Self-Help or Provisional Remedies

9

Arbitrator  Qualifications  and Powers

9

Discovery

10

Class  Actions and Consolidations

10

Payment  of Arbitration  Costs and Fees

10

Miscellaneous

11

Statements  and Other Account-Related Information

Mailing  Statements and  Other Account-Related

Information to Company

11

Company’s Obligation to Review Statements and Other  Account-Related Information  and to Notify Bank of Errors  11

Returned, Unclaimed Statements or Other

Account-Related Information

12

Address  Changes  for Statements for Company’s Account and Other

Account-Related Information

12

Notices  and Other Mail

13

Contacting Company  Regarding  Servicing  and/or Collections

13

Electronic  Communications

13

Fraud Prevention

Protection  Against  Unauthorized Items

14

Lost or Stolen Paper  Items; Unauthorized Items

14

Preventing Misuse of Company’s Account

15

Claim of Unauthorized Transactions; Bank’s Rights and Liability

Investigation by Bank; Company’s Agreement  to Cooperate

16

Standard  of Care

16

Limitation  of Liability; Indemnification

16

Adverse Claims

17

Legal Process

17

“Freezing” Company’s Account

17

Force Majeure

17

Company’s Insurance Coverage

18

Substitute Checks

Deposits  to Company’s Account

General

18

Collection Items

19

Endorsements

19

Material Appearing  on the Back of Items; Check Legends

19

Breach of Warranties

19

When Deposits  are Credited  to Company’s Account

20

Company’s Use of Funds

20

Deposits at Affiliates

20

Deposits of Non-U.S. Items

20

Acts and  Omissions  of Other Financial Institutions

21

Deposited  Items Returned

21

Direct Deposits  Returned by Bank

22

Reconstructing Lost or Destroyed Deposited  Items

22

Withdrawals from Company’s Account

Determining Company’s Account’s Balance;

Debiting  Company’s Account

22

Order  of Posting; Categories of Items

23

Relation between posting orders & overdrafts/returned item

24

Paper  Items  Presented Over-the-Counter for Payment  by a

Non-Customer

24

Large Cash Withdrawals

25

Withdrawals at Affiliates

25

Items Resulting  From Company’s Disclosure  of Company’s

Account Number

25

Missing  Signatures; Alterations; Forgeries

25

Dates and Special Instructions on Paper Items

26

Facsimile  or Mechanical Signatures

26

Consumer  ACH Debit Entries

26

Stop Payment Orders; Notices  of Post-Dating

General

26

Content  of Stop Payment Order

27

Effective Period of Stop Payment  Order; Renewal; Revocation

27

Liability to Holder  in Due Course

27

Paper  Items Paid Over Valid Stop  Payment Orders

27

Overdrafts; Security Interest; Bank’s Right to Setoff

Overdrafts  and Insufficient Funds

28

Security Interest;  Bank’s Right to Setoff

28

Bank Fees and Expenses

General

29

Payment  of Bank Fees and Expenses; Finance Charges

29

Earnings Allowance

30

Recoupment Fee

30

Bank’s Use of Funds

30

Checking Subaccounts Miscellaneous

Acceptable  Form of Paper Items; Document  and Image Quality

31

Closing Company’s Account

31

Contract Language

32

Credit Reports

32

Dormant  and Unclaimed Accounts

33

Entire Agreement;  Headings;  No Third Party Beneficiary

33

Laws Governing this Agreement

33

Minimum  Balance Requirements; Other Restrictions

34

Modification  of Agreement; Account Conversion

34

Monitoring  and  Recording Communications

35

No Fiduciary Relationship

35

Reliance on Bank’s Records

35

Reordering Checks

35

Restricted  Transactions

35

Transferring an Interest  in Company’s Account

35

II.

Additional Terms Applicable to All Commercial Interest-Bearing,

Savings and Time Accounts

36

Interest-Bearing Accounts

Variable/Fixed-Rate Accounts

36

Method  Used to Calculate Earned Interest

36

Interest  Accrual

36

Compounding and Crediting

36

Target Balance Accounts

36

Interest  Adjustments

37

Tax Identification Number Certification

37

Commercial Savings Accounts

Bank’s Right to Require Notice

38

Regulation   D   savings   account   transaction   limit   and   other   limited activity  38

Commercial  Time Accounts

General

39

Certificated Time Accounts

39

Maturity Date

39

Time Requirements

39

Payment of Interest

39

Additional Deposits

40

Withdrawal  of Interest  Prior to Maturity

40

Renewal Policies

40

Early Withdrawal Fee

40

III.

Funds Transfers

41

General

41

Notice of Receipt of Funds

41

Reliance on Identification Numbers

41

Duty to Report Unauthorized and  Erroneous  Fund Transfers

41

Erroneous Payment Orders

42

Automated  Clearing  House  (ACH) Transactions

42

IV.

Selected Services

42

Stagecoach  Deposit® – ATM Deposit Only Card Service

42

Stagecoach  Deposit ®  – Post Verify Service

43

I.

Terms Applicable  to All Commercial  Deposit Accounts

Introduction

In this  Commercial  Account  Agreement  (“Agreement”), “Company” refers to the owner or accountholder of a Wells Fargo bank commercial deposit account (“Account”). “Bank” refers to the Wells Fargo bank at which Company’s Account is maintained. This Agreement includes the following disclosures applicable to Bank’s commercial deposit accounts and related services  (each, a “Service”), that  Bank has separately  provided  to Company:

(i) the schedule of Bank’s fees and other account-related information (the “fee and information schedule”), (ii) the collection schedule, (iii) the funds availability policy, (iv) the privacy policy, (v) the rate sheets for interest- bearing accounts, each as modified by Bank from time to time, and (vi) any additional disclosures  regarding Company’s Account that Bank may provide to Company. Company is responsible for ensuring that each Authorized Signer is familiar with this Agreement. Unless Company has instructed Bank in writing to the contrary, Bank may consider communications about Company’s Account from an Authorized Signer on Company’s Account as communications from Company. Company agrees to notify Bank immediately in writing if any Authorized Signer’s authority has been terminated. This Agreement replaces all prior agreements with Bank regarding Company’s Account other than agreements regarding security interests in, or services utilizing, the Account. By signing Bank’s signature card for Company’s Account or by using Company’s Account or a Service, Company will be deemed to have agreed to this Agreement. Company should retain a copy of this Agreement (and any information that Bank provides Company regarding changes to this Agreement) for as long as Company maintains its Account with Bank.

Defined Terms

In this Agreement, certain words have a special meaning and are therefore defined. Certain terms and their definitions are found in this  Section, and others  are found  in the text of this  Agreement.

Affiliate.

An “Affiliate” is a bank that is, directly or indirectly, a wholly or substantially owned subsidiary  of Wells Fargo  & Company.

Authorized Signer.

An “Authorized Signer” is a person who has Company’s actual or apparent authority to transact business  on Company’s Account(s),  whether  or not such  person  has  signed  the  signature card  or other  documentation for

Company’s Account(s). Bank may continue to recognize an Authorized Signer’s authority until Bank has received and had a reasonable time to act upon  Company’s written  modification  or revocation  of it.

Business Day.

A “Business Day” is every day except  Saturdays,  Sundays  and  federal holidays.

Collected  Balance.

The “Collected Balance” is the Ledger Balance in Company’s Account less Deposit Float.

Commercial  Deposit Account.

A “Commercial Deposit Account” is any deposit account, other than one of Bank’s business  deposit  accounts,  that  is not  held  or maintained primarily for personal, family or household purposes. Examples of commercial deposit accounts include  an account  owned by an individual  acting  as a sole proprietor,  a  partnership,  a  limited  partnership,  a  limited   liability partnership, a limited  liability  company, a corporation,  a joint venture, a non-profit corporation, an employee benefit plan or a governmental unit including  an Indian  tribal  entity.

Deposit Float.

“Deposit Float” is the total dollar amount of Items deposited in Company’s Account for which, based on the collection schedule used by Bank or the applicable Affiliate for this type of account, Company’s Account has not yet been  credited  for purposes  of calculating  the Collected Balance.

Deposited  Item.

A “Deposited Item” is an Item (including a non-U.S. Item)  that  Bank cashes or collects  for Company  or accepts  for deposit  to Company’s Account.

Investable Balance.

The “Investable  Balance” is the Collected  Balance in Company’s Account  less (i) the portion of such Collected Balance that Bank is required by law to hold in reserve  at a Federal  Reserve  Bank and  (ii) other adjustments.

Item.

An “Item” is an order, instruction, or authorization to withdraw or pay funds from Company’s Account. Examples include checks and electronic transactions including Automated Clearing House (ACH) and wire transfers.

Ledger Balance.

The “Ledger Balance” is the balance in Company’s Account after all debits and  credits  for the Business  Day are posted.

Overdraft.

An “Overdraft” is any event that results in a negative balance in Company’s Account.

Paper Item.

A “Paper Item” is an Item that  is in paper  form.

Service.

A “Service” is any service Bank provides to Company including without limitation   any  Treasury  Management Service.

Arbitration Agreement

Agreement  to Arbitrate.

Except as stated in “No Waiver of Self-Help or Provisional Remedies” below, Company and Bank agree, at Company’s or Bank’s request, to submit to binding arbitration all claims, disputes and controversies between or among Company and Bank (and their respective employees, officers, directors, attorneys  and other agents), whether in tort, contract or otherwise arising out of or relating in any way to Company’s Account(s) and/or Service(s) and their negotiation, execution, administration, modification, substitution, formation, inducement, enforcement, default or termination (each, a “Dispute”).

Governing Rules.

Any arbitration proceeding will (i) proceed in a location selected by the American Arbitration Association (“AAA”) in the state whose laws govern Company’s Account; (ii) be governed  by the Federal  Arbitration  Act (Title  9 of the United States Code), notwithstanding any conflicting choice of law provision in any of the documents between Company and Bank; and (iii) be conducted by the AAA, or such other administrator as Company and Bank shall mutually agree upon, in accordance with the AAA’s commercial dispute resolution procedures, unless the claim or counterclaim is at least

$1,000,000.00 exclusive of claimed interest, arbitration fees and costs in which case the arbitration shall be conducted in accordance with the AAA’s optional procedures for large, complex commercial disputes  (the commercial dispute resolution procedures or the optional procedures for large, complex commercial disputes to be referred to, as applicable, as the “Rules”). If there is any inconsistency between the terms hereof and any such Rules, the terms and procedures set forth herein shall control. Any party who fails or refuses to submit to arbitration following a lawful demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any Dispute. Nothing contained herein shall be deemed to be a waiver by Bank of the protections afforded to it under 12 U.S.C. Section 91 or any similar applicable state law.

No Waiver  of Self-Help  or Provisional Remedies.

This arbitration requirement does not limit the right of either party to (i) exercise self-help remedies including setoff or (ii) obtain provisional or ancillary remedies such as injunctive relief or attachment, before, during or after the pendency of any arbitration proceeding. This exclusion does not constitute a waiver of the right or obligation of either party to submit any Dispute to arbitration or reference hereunder, including  those  arising  from the exercise  of the actions  detailed  in (i) and  (ii) of this subsection.

Arbitrator Qualifications  and Powers.

Any Dispute in which the amount in controversy  is $5,000,000.00 or less will be decided by a single arbitrator selected according to the Rules, and who shall not render an award of greater  than $5,000,000.00. Any Dispute in which the amount  in controversy  exceeds $5,000,000.00 shall be decided by majority vote of a panel of three arbitrators; provided however, that all three arbitrators must actively participate in all hearings and deliberations. Each arbitrator will be a neutral attorney licensed in the state whose laws govern Company’s Account and who has a minimum of ten (10) years experience in the substantive law applicable to the subject matter of the Dispute to be arbitrated. The arbitrator(s) will determine whether or not an issue is arbitratable and will give effect to the statutes of limitation in determining any claim. In any arbitration proceeding the arbitrator(s) will decide (by documents only or with a hearing at the discretion of the arbitrator(s)) any pre-hearing motions which are similar to motions to dismiss for failure to state a claim or motions for summary adjudication.

The arbitrator(s) shall resolve all Disputes  in accordance  with the substantive law of the state whose laws govern Company’s Account  and may grant any remedy or relief that a court of such  state  could order or grant within the scope hereof and such ancillary  relief as is necessary  to make effective any award. The arbitrator(s) shall also have the power to award recovery of all costs and fees, to impose sanctions and to take such other action as deemed  necessary  to the same  extent  a judge could pursuant to the Federal Rules of Civil Procedure, the state rules of civil procedure for the state whose laws govern Company’s Account or other applicable  law. Judgment upon  the  award  rendered  by the  arbitrator(s) may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other  party  contests such action  for judicial relief.

Discovery.

In any arbitration proceeding, discovery will be  permitted in accordance with the Rules. All discovery shall be expressly limited to matters directly relevant to the Dispute being arbitrated and must  be completed  no later than twenty (20) days before the hearing date and within 180 days of the filing of the Dispute with the AAA. Any requests for an extension of the discovery periods, or any discovery Disputes, will be subject to final determination by the arbitrator(s) upon a showing that the request for discovery is essential for the party’s presentation and that no alternative means  for obtaining information   is available.

Class  Actions  and Consolidations.

Company  and  Bank agree  that  the  resolution  of any Dispute  arising pursuant to the terms of this Agreement shall be resolved by a separate arbitration proceeding and shall not be consolidated with other Disputes or treated as a class. Neither Company nor Bank shall be entitled to join or consolidate Disputes by or against others in any arbitration, or to include  in any arbitration any Dispute  as a representative or member  of a class, or to   act in any arbitration in the interest of the general public or in a private attorney  general  capacity.

Payment of Arbitration Costs  and Fees.

The arbitrator(s) shall award all costs and expenses of the arbitration proceeding.

Miscellaneous.

To the maximum extent  practicable, the AAA, the arbitrator(s),  Company and Bank shall take  all action  required  to conclude  any arbitration proceeding within 180 days of the filing of the Dispute with the AAA. The arbitrator(s), Company or Bank may not disclose the existence, content or results thereof, except for disclosures of information by Company or Bank required in the ordinary course of business,  by applicable  law or regulation, or to the extent necessary to exercise any judicial review rights set forth herein. If more than one agreement for arbitration by or between Company and Bank potentially applies to a Dispute, the arbitration agreement most directly related to Company’s Account or the subject matter of the Dispute shall control. This arbitration agreement shall survive the closing of Company’s Account or termination of any Service  or the relationship between  Company  and Bank.

Statements  and Other Account-Related  Information

Mailing  Statements and  Other  Account-Related Information to Company.

Except  as expressly  provided  otherwise  in this  Agreement,  Bank will mail (or otherwise  make  available  to Company)  statements for Company’s Account  and  notices  and  other  information   regarding Company’s Account or any Service (collectively, “Account-Related Information”) to the postal or electronic address reflected in Bank’s records for Company’s Account. Any statement or Account-Related Information  will be deemed  to have  been  sent to Company  on the  first Business  Day following the  date  on it. A statement or other  Account-Related  Information  that  is held for Company  to pick up will be deemed to be delivered to Company at the time that Bank makes it available  for pick up.

Company’s Obligation to Review Statements and Other Account- Related Information and to Notify Bank of Errors.

Company agrees to promptly and carefully examine each statement for Company’s Account  and  any other  Account-Related  Information  and any paid Items  that  are returned  with (or described  in) the statement and  any other Account-Related Information and to promptly notify Bank of, and reimburse  Bank for, any erroneous  credit  to Company’s Account. Within thirty (30) days after Bank mails or otherwise makes the statement or other Account-Related Information  available  to Company, Company  will notify Bank of any claim for credit or refund due, for example, to an erroneous or unauthorized debit, a missing signature, an unauthorized signature, or an alteration (each, an “unauthorized transaction”). Within six (6) months after Bank mails or otherwise makes the statement or other Account-Related Information  available  to Company, Company  will notify Bank of any claim for credit or refund resulting from a forged, unauthorized, or missing endorsement. Such notification is to be made by (i) calling the telephone number listed on the statement for Company’s Account or in the other Account-Related Information for such purpose and (ii) submitting a written report to Bank as soon as possible, but, in any event, within the timeframes specified above. If Company fails to notify Bank within the timeframes specified above, the balance  shown  on the statement for Company’s Account or other  Account-Related  Information  will be conclusively presumed to be correct, and Company will be deemed to have released Bank from all liability for the Items  charged  to Company’s Account  and  for all other transactions covered by the statement or other Account-Related Information. In addition, if Company fails to notify Bank of an unauthorized transaction on Company’s Account  within thirty  (30)  days  after  Bank mails or otherwise makes the statement for Company’s Account or other Account- Related Information describing the unauthorized transaction available to Company, Bank will not be liable to Company  for any unauthorized transactions on Company’s Account  by the  same  person  that  could  have been prevented if Company   had  complied  with  Company’s obligations  under this subsection. If Company notifies Bank of any claim for credit or refund later than required by this subsection, Bank may assert, at Company’s request and on Company’s behalf, any claim against a third party that Bank determines in Bank’s sole discretion is permitted under  the  laws governing  this  Agreement  or applicable rule.

Returned, Unclaimed Statements  or Other Account-Related  Information.

Unless otherwise prohibited by the  laws governing this  Agreement,  (i) if two or more statements for Company’s Account are returned,  Bank may discontinue sending statements for Company’s Account and other Account- Related Information to Company until Company provides a valid address to Bank; (ii) Bank may destroy statements for Company’s Account and other Account-Related  Information  that  are sent  to Company  and  returned  to Bank as undeliverable; and (iii) if Bank holds the statement for Company’s Account or other Account-Related  Information  for Company  to pick up and the statement remains unclaimed for sixty (60) days, Bank may send the statement to the address  reflected  in Bank’s records  for Company’s Account or destroy it.

Address Changes for Statements for Company’s Account and Other Account-Related  Information.

Company may instruct Bank to change the address to which Bank mails (or  the means by which Bank otherwise makes available) statements for Company’s Account  and  other  Account-Related  Information  at any time.

Bank may  act  on any  such  instruction purportedly made  on Company’s behalf within a reasonable time after Bank receives such instruction. Unless Company  instructs  Bank otherwise, Bank may in its sole discretion  change  the address only for the Account(s) Company specifies or for all or some of Company’s other Accounts with Bank. Bank may change Company’s address of record if Bank receives  an address  change  notice  from the U.S. Postal Service or if Bank receives information from a third party in the business of providing correct address information that the address in Bank’s records no longer  corresponds  to  Company’s address.

Notices  and Other Mail.

Any notice Company sends Bank will not be effective until Bank actually receives it and has a reasonable opportunity to act on it. If there is more than one Authorized  Signer  on Company’s Account,  Bank may send  statements and  other  Account-Related  Information  to any  one  of them  (unless Company has otherwise instructed Bank in writing). Company  assumes  the risk of loss in the mail. Any notice  Bank sends  Company  will be effective when mailed  or otherwise  made  available  to Company.

Contacting  Company Regarding  Servicing  and/or  Collections.

In order for Bank to service the Account or to collect any amounts Company owes to Bank, Bank may from time to time make calls and/or send text messages to Company at any telephone number(s) associated with Company’s Account, including wireless telephone numbers that could result in charges  to Company. The manner  in which these calls or text messages are made to Company may include without limitation prerecorded/artificial voice messages and/or an automatic  telephone dialing system. In addition, in order for Bank to service the Account or to collect any amounts Company owes to Bank, Bank may send e-mails to Company at any e-mail address Company provides to Bank.

Electronic  Communications.

If Company provides Bank with an electronic address to which Bank may send electronic communications, Company agrees that Bank may send to Company by electronic communication any information that the laws governing this Agreement require be sent to Company in writing, provided such electronic communication does not violate the laws governing this Agreement. “Electronic communication” means a message transmitted electronically in a format that allows visual text or images to be displayed on equipment such as a personal computer monitor.

Fraud Prevention

Protection  Against  Unauthorized Items.

Company acknowledges that there is a growing risk of losses resulting from unauthorized Items. Bank offers Services that provide effective means for controlling  the  risk from unauthorized Items.  These  Services include:

•

Positive Pay, Positive Pay with Payee Validation, or Reverse Positive Pay (each offered by Bank in conjunction with Bank’s Account Reconciliation Plan Service);

•

ACH Fraud  Filter; and

•

Payment Authorization Service.

In addition, Bank may recommend Company use certain fraud prevention practices to reduce Company’s exposure to online fraud. Each of these practices  is an industry  “best practice”.

An example of a best practice  is dual custody, which requires  a payment  or user modification initiated by one user to be approved by a second user on a different  computer  or mobile device  before it takes effect.

Company will be treated as having assumed the risk of any loss that could have been prevented by its use of any fraud prevention Service or best practice Bank has recommended to Company, if Company:

•

Declines  to enroll  in the fraud prevention  Service(s);

•

Enrolls in the fraud prevention Service but fails to use it in accordance with the  Service Documentation applicable  to it;  or

•

Fails to adopt  and follow a best practice.

Lost or Stolen Paper Items; Unauthorized Items.

If any of Company’s unissued Paper Items has been lost or stolen, or if Company learns that unauthorized Items are being issued on Company’s Account, Company agrees to notify Bank at once. To the extent that Company’s failure to so notify Bank hampers  Bank’s ability to prevent loss, Bank will be relieved of any liability for such Items. Upon receipt of any such notice, Bank may at its sole discretion and without any liability to Company take one or more of the following actions: (i) close Company’s Account and open a new account for Company; (ii) dishonor any Paper Item Company or an Authorized Signer has indicated  may have  been lost or stolen (unless Company or an Authorized Signer subsequently has instructed Bank to honor  such  an  Item); or (iii) pay  any  Paper  Item presented for payment   on Company’s Account,  provided  Company   has

instructed Bank to pay such Paper Item and given Bank the number of that Paper Item. If Bank opens a new account for Company and Company has authorized a third party to automatically make regular deposits to or withdrawals from Company’s Account (such as wire or ACH transfers), Bank shall have no liability to Company if Company does not receive any regularly scheduled deposit or if a regularly scheduled payment is not made for Company due to Company’s failure to notify that third party in a timely fashion of the number of Company’s new Account.

Preventing  Misuse  of Company’s Account.

Company agrees to take reasonable steps to ensure the integrity of Company’s internal procedures with respect to Company’s Account and Items drawn on Company’s Account or deposited to it. To help prevent embezzlement and  protect  Company’s business  assets,  Bank recommends  Company:

•

Assign responsibilities for Company’s Account to multiple individuals. Those who reconcile statements for Company’s Account should be different from those who issue Items drawn on Company’s Account.

•

Reconcile statements for Company’s Account as received and notify Bank immediately  of any problem.

•

Contact Bank immediately if Company does not receive the statement for Company’s Account  when Company  would normally  expect to.

•

Watch for Paper Items cashed out of sequence  or made  out to cash. These are classic  red flags for  embezzlement.

•

Secure Company’s supply of Paper Items at all times. Stolen Paper  Items are a common  method  of embezzlement.

•

Periodically reassign accounting duties such as reconciling Company’s Account  or making  a deposit.

•

Review transaction activity on Company’s Account for unexpected fluctuations. For example, compare the percentage of cash deposits to total deposit size. Most businesses will maintain a constant average. A large fluctuation might indicate embezzlement.

•

Destroy  any Paper  Item that  Company  does not intend  to use.

•

Use tamper-resistant Paper Items at all times.

•

Notify Bank immediately when an Authorized Signer’s authority ends so that his/her name can be removed from all signature cards and Online Banking access,  and  any Cards  that  Bank has  issued  to him/her can be cancelled.

•

Do not sign  blank  Paper Items.

•

Obtain  insurance coverage  for these  risks.

Claim of Unauthorized Transactions; Bank’s Rights and Liability

Investigation by Bank; Company’s Agreement  to Cooperate.

Bank shall investigate any transaction Company has reported to Bank as unauthorized (a “Claim of Unauthorized Transaction”).    Company   agrees  to

(i) submit Company’s Claim of Unauthorized Transaction in writing to Bank by completing  or  obtaining  a declaration under  penalty   of perjury describing Company’s Claim of Unauthorized Transaction (in an  affidavit  form approved  by Bank, if so requested);  (ii) file a police  report;  (iii) complete  and  return  to Bank any documents requested   of Company; and

(iv) in all respects cooperate fully at Company’s expense with Bank in Bank’s investigation  of  Company’s  Claim  of Unauthorized Transaction.

Standard of Care.

Bank will meet its standard of care for Company’s Account by exercising ordinary care in the transaction at issue. When Bank takes an Item for processing by automated means, “ordinary care” does not require Bank to examine the Item. In all other cases, “ordinary care” requires only that Bank follow standards that do not vary unreasonably from the general standards followed by similarly situated banks. Bank’s policies and procedures are general internal guidelines for Bank’s use and do not establish  a higher standard of care  for Bank than  is otherwise  established by the  laws governing this  Agreement.  A mere  clerical error or an honest  mistake  will not be considered a failure of Bank to perform any of its obligations. If Bank waives any of its rights as to Company  or Company’s Account  on one or  more occasions, it will not be considered a waiver of Bank’s rights on any other  occasion.

Limitation of Liability; Indemnification.

Whether in connection with Company’s Account or a Service,  in no  event  will either party to this Agreement or its respective directors, officers, employees, or agents be liable to the other  party  for any special,  consequential,  indirect  or  punitive  damages, whether  any  claim   is  based on contract or  tort  or whether the  likelihood   of such  damages was  known to either party. The foregoing limitation of liability will not apply where expressly  prohibited by the  laws governing this  Agreement.  Bank will not have any liability to Company if there are insufficient available funds in Company’s Account  to pay Company’s Items  due to actions  taken  by (i) Bank in accordance with this Agreement or (ii) any third party. Except to the extent  that  Bank fails to exercise  ordinary  care or breaches  this  Agreement,

Company agrees to indemnify and hold Bank and its directors, officers, employees and agents harmless from all claims, demands, losses, liabilities, judgments and expenses (including their attorneys’ fees and legal expenses) arising out of or in any way connected with Bank’s performance under this Agreement. Company agrees this indemnification will survive the closing of Company’s Account  and  the  termination of any Service.

Adverse Claims.

If any person  or entity  makes  a claim against  funds  in Company’s Account, or if Bank believes that a conflict exists between or among the Authorized Signers  on Company’s Account  or that  there  is a dispute  over matters  such as the ownership of Company’s Account or the authority to withdraw funds from Company’s Account, Bank may, without any liability to Company, take one or more of the following actions: (i) continue to rely on Bank’s records to determine the ownership of or the identity of the Authorized Signer(s) for Company’s Account; (ii) honor  the claim upon  receipt  of evidence satisfactory to Bank to justify such claim; (iii) freeze all or a part of the funds in Company’s Account  until the dispute  is resolved  to Bank’s satisfaction;

(iv) close Company’s Account and send a check for the available balance in Company’s Account payable to Company or to Company  and  each  claimant; or (v) pay the  funds  into  an appropriate court.

Legal Process.

Bank may accept and act on any legal process  it believes  is valid, whether served in person, by mail or by electronic notification, at any location of Bank. “Legal process” includes a levy, garnishment or attachment, tax levy or withholding order, injunction, restraining order, subpoena, search warrant, government agency request for information, forfeiture, seizure or other legal process relating to Company’s Account. Any such legal process is subject to Bank’s security  interest  and right  of setoff. Bank will not notify Company of a grand  jury subpoena affecting  Company  or Company’s  Account.

“Freezing” Company’s Account.

As part of Bank’s loss prevention program, when Bank suspects that irregular, unauthorized, or unlawful activities may be occurring  in connection with Company’s Account, Bank may “freeze” (or place a hold on) the balance in Company’s Account (and in other Account(s) Company maintains with Bank) pending an investigation of such suspected activities. If Bank freezes Company’s Account, Bank will give any notice required by the laws governing this Agreement.

Force Majeure.

Neither  party  to this Agreement  shall be deemed  to be in default  of any of its obligations under  this  Agreement if its performance  is delayed,  hindered or becomes impossible because of any act of God or of any public enemy, hostilities, war (declared or undeclared), guerilla or terrorist activities, act of sabotage, blockade, earthquake, flood, landslide, avalanche, tremor, ground movement, hurricane, storm, explosion,  fire, labor disturbance, riot, insurrection, strike, sickness, accident, civil commotion, epidemic, act of government or its agencies or officers, power interruption or transmission failure or any cause  beyond  the control  of either party.

Company’s Insurance Coverage.

Many businesses carry special insurance for employee fraud/embezzlement. If Company does, Bank reserves the right to require Company to file a claim with its insurance company before making any claim against Bank. In such event, Bank will consider Company’s claim only after Bank has reviewed Company’s insurance company’s decision, and Bank’s liability to Company, if any, will be reduced by the amount Company’s insurance company pays Company.

Substitute  Checks

A federal law, known as the “Check Clearing for the 21st Century  Act” or “Check 21,” took effect on October 28, 2004.  This law provides  for an instrument  called  a  “substitute check.”  A substitute  check  contains   an accurate copy of the front and back of the original draft and bears the legend: “This is a legal copy of your check. You can use it the same way you would use the original  check.” As noted  in the legend,  a substitute check is the same  as the original draft for all purposes, including proving that Company made a payment. Any Paper Item Company issues or deposits that is returned  to Company may be returned in the form of a substitute check. Even if Company has  cancelled  Items  returned  with the statements for Company’s Account, Bank may in its sole discretion   withhold  substitute checks  therefrom.

Company agrees Company will not transfer a substitute check to Bank, by deposit or otherwise, if Bank would be the first financial institution to take the substitute check, unless  Bank has  expressly  agreed  in writing  to take it.

Deposits  to Company’s Account

General.

Unless  otherwise  agreed  in writing, Bank may, without  inquiry, accept  a deposit  to Company’s Account  at any time, from any person  or entity, made in any manner including  without  limitation  a deposit  based  on an image  of an Item. Bank may also refuse to accept all or any part of any deposit.  Bank may use time and place of receipt, method of delivery, and status of set up to determine when Company’s deposit is received. Bank may require that Company  deposit  an Item made  payable  to Company  to Company’s Account, instead  of permitting Company  to cash  the  Item. Bank is not responsible for a deposit until a Bank employee has received  and  verified it. The receipt  received  at the  time  of deposit  is not  evidence  a deposit  has been verified. Bank may reverse  or otherwise  adjust  any credit  Bank believes it has erroneously made to Company’s Account  at any time without  prior notice  to Company.

Collection  Items.

Bank may, in its sole discretion and with notice to Company, handle a Paper Item as a collection Item, instead of as a deposit. This means Bank sends the Item  to the  issuer’s bank  for payment  and  credits  Company’s Account  for the Item when Bank receives payment for the Item. If the Item is returned unpaid,  Bank will return  the Item to Company.

Endorsements.

This subsection applies if an endorsement is necessary for the transfer or negotiation of an Item. Company authorizes Bank to supply Company’s endorsement on any Item Bank takes for collection, payment or deposit to Company’s Account. Company also authorizes  Bank to collect any  unendorsed Item that is made payable to Company without first supplying Company’s endorsement, provided the Item was deposited to Company’s Account. Bank may refuse to pay any Item or accept any Item for deposit or collection unless Bank is able to verify to its satisfaction that all of the necessary endorsements are present on the Item. For example, Bank may require that all endorsers be present at the time that an Item is presented to Bank for payment  or accepted  for deposit  or collection.

Material Appearing on the Back of Paper Items; Legends on Paper Items.

Company is responsible for losses incurred by any person  that  cashes  or accepts Company’s Paper Items for deposit, if: (i) the loss is due to a delay in the return of the Item; and  (ii) the delay is caused  by material  appearing on  the back of the Item when it was issued or transferred by Company. This material may include, but is not limited  to, carbon  bands,  blacked  out areas, and  printed  or written  text or numbers.  Company  is responsible for all losses, claims, damages or expenses that result from a restrictive legend or notation  on Company’s Paper  Items.

Breach of Warranties.

If Company  breaches  any warranty  Company  makes  under  the laws governing this Agreement  or rule with respect  to any Item, Company  shall  not be released or otherwise discharged from any liability for such breach so long as Bank notifies Company of the breach  within 120 days  after Bank  learns  of the breach.  If Bank fails to notify Company  within this 120-day period, Company shall be released from liability and discharged only to the extent Bank’s failure to notify Company within such  time period  caused  a loss  to Company.

When Deposits  are Credited to Company’s Account.

All over-the-counter deposits or ATM deposits to Company’s Account which are received before Bank’s established cut-off time on any Business Day will be credited (and will be considered deposited) to Company’s Account as of the close of business that day, and will be reflected in that day’s Ledger Balance for Company’s Account. All other deposits will be processed in accordance with the written agreements governing such deposits or, if there is no written agreement, banking practice. All deposits received after Bank’s established cut-off time on a Business Day or at any time on a day which is not a Business Day will be credited (and will be considered deposited) to Company’s Account at the end of the next Business Day. Deposits placed in one of Bank’s “night depositories” before the established deadline on any Business Day will be credited to Company’s Account at the close of business on that same day. All other deposits placed in the “night depository” will be credited to Company’s Account at the end of the next Business Day.

Company’s Use of Funds.

Company’s use of funds deposited to Company’s Account will be governed by Bank’s separately  disclosed  collection  schedule  and, if Company’s Account  is a checking account,  funds  availability  policy. Bank’s collection  schedule describes  when deposits  of Items  that  satisfy  certain  criteria  will be considered collected. A fee may be charged in connection with any use of uncollected funds permitted by Bank. The then-current rate will appear on the statement for Company’s Account. Bank’s funds availability policy describes when funds deposited to Company’s checking Account will be available to be used for all purposes. Bank may change its collection schedule and funds availability  policy from time to time without  prior notice  to  Company.

Deposits  at Affiliates.

Company may make deposits to Company’s Account(s) at an Affiliate, provided the Affiliate agrees. If Company makes a deposit to Company’s Account at an Affiliate, that Affiliate’s collection schedule and funds availability policy will determine when the funds deposited to Company’s Account  will be considered collected  and  available.

Deposits  of Non-U.S. Items.

Bank may refuse to accept for deposit or collection an Item that is payable in currency  other  than  U.S. dollars  or an Item that  is not drawn on a financial institution chartered in the United States (each, a “non-U.S. Item”). If Bank accepts a non-U.S. Item for deposit to Company’s Account or collection, Company accepts all risk associated with foreign currency  fluctuation (exchange  rate  risk) and  any late return  of the non-U.S. Item. Company agrees Bank may use Bank’s current buying and selling rate, as applicable, when processing a non-U.S. Item and may recover from Company’s Account any loss Bank incurs  as a result  of processing such  an Item for  Company.

Bank reserves the right to place longer holds on non-U.S. Items than the timeframes  specified in Bank’s funds  availability  policy for Deposited  Items.

Acts  and Omissions  of Other Financial Institutions.

Bank is not liable for the insolvency, neglect,  misconduct,  mistake, or default of another bank  or person,  or for the loss or destruction of a Deposited  Item or of a notice of nonpayment relating thereto. If a Deposited Item is lost or misrouted   during  the  collection  process:  (i) Bank shall  have  no responsibility to Company  for the  actions  or inactions  of any collecting  bank; (ii) Bank may charge Company’s Account for the amount of the Deposited Item (and reverse  any interest  that  may have  accrued  to Company’s Account in connection with the Deposited Item); and  (iii) Company  agrees  to cooperate  with Bank in recreating the Deposited   Item.

Deposited  Items Returned.

Bank has the right to charge back to or otherwise debit any of Company’s Account(s) for any Deposited Item that is returned (and to reverse  or recover any associated interest that may have accrued), even if Company has made withdrawals  against  it. This right  of charge  back or debit  is not affected  by the expiration of any applicable midnight deadline, provided Bank does not  have actual knowledge that such deadline has expired  or, having  such knowledge, (i) Bank concludes that the Deposited Item has been returned in accordance with the laws governing this Agreement or a rule (including a clearing house rule); or (ii) Bank has received a breach of warranty claim in connection with the  Deposited   Item.

Bank has the right to pursue collection of such Deposited Item, even to the extent of allowing the payor bank to hold the Deposited Item beyond the midnight deadline in an attempt to recover payment. Bank may redeposit a returned Deposited Item and re-present it for payment  by any means (including electronic means), unless Bank has received instructions from Company not to redeposit such  Deposited  Item. Bank will have  no liability for taking or failing to take any action to recover payment of a returned Deposited  Item.

If one of Company’s Deposited Items is returned with a claim that there is a breach of warranty (for example, that it bears  a forged  endorsement or is altered in any way), Bank may debit Company’s Account for the amount  of the Item (plus any associated fees) and  pay the amount  to the person  or  entity making the claim. Bank is under no duty to question the truth  of the facts that  are being  asserted,  to assess  the timeliness  of the claim, or to assert any defense. Bank need not give Company any prior notification of its actions with respect to the claim. Company agrees to immediately repay any Overdraft  caused  by the return  of a Deposited  Item.

Direct Deposits  Returned by Bank.

If, in connection with a direct deposit  plan  funds  are deposited to Company’s Account and later returned to the originator, Bank may deduct the amount from that or any other Account Company maintains at Bank, without prior notice and at any time, except as prohibited by the laws governing this Agreement. Bank may also use any other legal remedy to recover  the amount.

Reconstructing Lost or Destroyed  Deposited  Items.

If a Deposited  Item is lost or destroyed  during  processing or collection   (either  at Bank or at  another  point  in the  payments system),  Company agrees to cooperate fully with Bank to reconstruct the Deposited Item by promptly: (i) providing  Bank with a copy of the front and  back of the Deposited Item from Company’s or the issuer’s records;  (ii) asking  the issuer to place a stop  payment  on it (at Bank’s expense)  and  issue  a replacement Item to Company  (if the Deposited  Item has  not  been  paid); or (iii) reviewing Company’s records and other information and conducting any additional   research  as may  be reasonable to determine the  issuer’s identity (if Company does not know the identity  of the issuer  of the Deposited  Item).  If Company fails to cooperate with Bank, Bank may, at any time and without advance notice to Company, reverse or otherwise adjust any credit made to Company’s Account  for a lost or destroyed  Deposited  Item.

Withdrawals  from Company’s Account

Determining  Company’s Account’s Balance; Debiting Company’s Account.

In determining the balance in Company’s Account that is available to pay Items, Bank may reduce the available balance by the amount  of any hold that  Bank has  placed  on Company’s Account  under  this Agreement.

Additionally, Bank may place a hold on Company’s Account if Bank receives an electronic notice that an Item will be presented for payment or collection against Company’s Account  (a “Notice of Presentment”).  The hold may remain  in effect from the  time  the  Notice  of Presentment is received until the  Item is presented or notice  is received  that  the  Item  will not be presented, whichever first occurs. Bank may conclusively rely on the information it receives in an electronic presentment or notification when determining the available balance in Company’s Account, and Bank will not have any liability for refusing to honor any of Company’s Items because of insufficient  funds, even  if the electronic  presentment or notification incorrectly describes the Item, including its amount. Bank may debit Company’s Account  on the  day  an  Item  is presented by any means, including without limitation electronically, or at an earlier time based on notification  received  by Bank that  an Item drawn on Company’s Account  will be presented for payment   or collection.  A determination of the  balance in Company’s Account  for purposes  of making  a decision  to dishonor  an Item for insufficiency or unavailability of funds may be made at any time between  the presentment of the  Item  (or earlier  upon  receipt  of any Notice of Presentment) and the time of return of the Item. No more than one such determination need  be  made.

Order of Posting; Categories  of Items

Bank posts transactions during its nightly  processing each  Business  Day. Generally, Bank first posts deposits or incoming transfers received before the deposit cutoff time that day. Bank then posts  withdrawals  (such  as ATM, debit card or check transactions) that  have  been  received  for payment  from Company’s Account. Bank pays some  categories (or types)  of transactions, such as debit  card  transactions, before  other  types  of transactions, such  as checks.

The order in which Bank posts Items to Company’s Account will depend upon a number of factors. For example, in connection with the process of posting Items, Bank has the right  to (i) establish  different  categories of Items, (ii) establish a posting order for each category of Item(s), and (iii) establish different posting orders for Items  within each category. Except to the extent limited  by federal regulatory  and  judicial authorities,  Bank has the right to change any of the factors described  in (i), (ii) and (iii) above at any time  without  notice  to Company.

Establishing categories of Items. Bank groups Items into categories it establishes. For example, Bank may group debit card transactions into one category, and group checks into another category. Bank may include  more than  one type  of Item in a single category.

Establishing a posting order for each category of Items. Bank pays some categories (or types) of transactions, such as debit card transactions, before other types of transactions, such as checks.

Establishing a posting order of Items within a single category. If there are multiple transactions within a category, the order  in  which  the  transactions are  posted  will vary depending on the  type  of transaction.

For example, Bank will pay the most common types of transactions in the following order:

•

ATM, debit card, account transfers, teller cashed checks and teller cash withdrawals – transactions will be sorted by the date the transaction was conducted.  For a debit  card transaction, if a merchant does  not  seek pre-authorization from the Bank at the time of the transaction, Bank will use the date the transaction is received for payment from Company’s account. If there are multiple transactions on a date, those transactions will be sorted by time (where that information is available to Bank’s posting systems); the remaining transactions on that date will be sorted and paid from lowest to highest dollar amount.

•

Checks  and  automatic  payments (also known as  ACH).

If there are multiple transactions, the transactions will be sorted and paid from highest to lowest dollar amount.

Relation between posting order and overdrafts/returned items

On any given  Business  Day, if Bank receives  more than  one Item for payment and  determines there  are sufficient  funds  to pay one  or more  but not all of the Items, then the number of Items paid and the overdraft and returned  Item  fees assessed could  be affected  by the  order  that  Bank chooses to post those Items. For example, if Bank posts Items in the order of highest to lowest dollar amount, the total number of overdraft and returned  Item fees Company is charged could be larger than if Bank were to post the Items  in a different order.

Paper Items Presented Over-the-Counter for Payment by a Non-Customer.

If a Paper Item drawn against Company’s Account is presented over-the- counter for payment by a person who does not have a deposit account  at Bank, Bank may charge a fee to the person presenting the Paper Item as a condition for payment  of the Paper  Item. Company  should  contact  its banker if Company has questions or if Company  is required  for any reason to have  a place where Company’s Paper  Items  can be cashed  without  a fee.

The amount  of the fee is disclosed  in the fee and  information  schedule. Bank

may require identification acceptable to Bank and not prohibited by the laws governing this  Agreement,  including  a fingerprint   of the  person  presenting the Paper Item. Bank may dishonor the Paper Item if the person refuses to pay this  fee or provide  the  identification  Bank requests.

Large Cash Withdrawals.

If Company wants to cash a check (or make a cash withdrawal from Company’s Account) for a very large amount, Bank may require five (5) Business Days’ advance notice so that it can order the cash from its vault. Bank may, but is not obligated to, require that Company provide adequate security when Company picks up the cash  and  may also require  Company  to pick up the cash at Bank’s central  vault or other  location.

Withdrawals  at Affiliates.

Company may make withdrawals from Company’s Account at an Affiliate, provided  the Affiliate agrees.  If an Affiliate cashes  an Item for Company,

Bank may place a hold  on Company’s Account(s)  for a corresponding amount of funds. If the Item is later returned to the Affiliate for any reason, Bank may debit  one or more of Company’s Accounts  for the amount  of the Item.

Items Resulting From Company’s Disclosure of Company’s Account Number.

If Company voluntarily discloses Company’s Account number to another person orally, electronically, in writing, or by some other means, and Bank determines that the context of such disclosure implies  Company’s authorization to debit Company’s Account, Bank may  treat  such  disclosure as Company’s authorization to that person to issue Items  drawn on Company’s  Account.

Missing  Signatures;  Alterations; Forgeries.

Bank will have no responsibility for reviewing the number or combination of signatures on an Item drawn on Company’s Account. This means that if Company  has  indicated  that  more than  one signature is required  in connection with an  Item  drawn  on Company’s Account,

Bank will have no liability to Company if a transaction is conducted on or through   Company’s Account  contrary  to the  signature requirements Company has specified, provided at least  one of the required  signatures appears on the Item. Bank will have no liability to Company for failing to detect a forgery of the signature of an Authorized Signer  or an alteration  of one of Company’s Items, if the forgery or alteration is such that a reasonable person  could not reasonably  be expected  to detect  it.

Dates  and Special  Instructions on Paper Items.

Bank may, without  inquiry  or liability, pay one of Company’s Paper  Items even though: (i) special instructions written on the Paper  Item indicate  that Bank should refuse payment (e.g., “Void after thirty (30) days,” “Paid-In-Full,” or “Void over  $100”); (ii) the  Paper  Item  is staledated (e.g., it bears  a date that is more than six (6) months  in the past), even  if Bank has knowledge  of the date on the Paper Item; (iii) the Paper Item is post-dated  (e.g., it bears a  date in the future), unless an Authorized Signer has given Bank a notice of post-dating;  or (iv) the Paper  Item is not dated. In addition,  Bank may pay  in

U.S. dollars the amount that has been MICR-encoded on Company’s Paper Item, even though Company has purportedly drawn the Paper Item in a foreign  currency.

Facsimile  or Mechanical Signatures.

If Company has elected to use a facsimile, other mechanical  signature (including a stamp) to sign  or endorse  Paper  Items  or a Company  logo or other mark in lieu of a signature, Bank may rely on that signature (or any signature that purports to be the facsimile, other mechanical signature of an Authorized Signer) or the Company logo or other mark as Company’s authorized  signature without  regard  to when or by whom or by what means   or in what ink color such signature, Company logo or other mark may have been made or affixed to a Paper Item deposited to, drawn on or otherwise debited  to Company’s Account.

Consumer ACH Debit Entries.

Under the ACH Operating Rules, certain types of ACH entries may only be presented on a consumer account. These entries (each, a “Consumer ACH Debit Entry”) include without limitation Point of Purchase (“POP”), account receivable (“ARC”), destroyed check (“XCK”) and returned check (“RCK”) entries. Bank shall have no obligation to pay, and no liability for paying, any Consumer   ACH Debit  Entry on Company’s Account.

Stop Payment  Orders; Notices  of Post-Dating

General.

“Stop payment  order” refers to both an order to Bank not to pay a Paper   Item and  to a notice  of post-dating. To be effective, a stop  payment  order must be received in a time and manner that gives  Bank a reasonable opportunity to act on it before paying, accepting, certifying, cashing or otherwise becoming obligated to pay Company’s Paper Item as provided  in  the Uniform Commercial  Code. Each stop  payment  order  is subject  to Bank’s verification  that  the Paper  Item described  in the order  has not been paid. This verification may occur subsequent to the time Bank accepts the stop  payment order.

Content  of Stop Payment Order.

Bank requires the exact (i) name of the payee, (ii) number of Company’s Account on which Paper Item is drawn, (iii) Paper Item amount and (iv) the Paper Item number or a range of Paper Item numbers. Bank may, at its sole discretion,  use only a portion  of the required  information  in order to identify a Paper Item. Failure  to provide  correct and complete  information  may make it impossible for Bank to stop payment of a Paper Item. Company agrees to indemnify and hold Bank harmless  from and  against  any loss incurred  by Bank as a result  of Bank’s paying  a Paper  Item if any of the information relied upon  in the stop  payment  order  is incorrect  or incomplete  (or as a result of Bank’s not  paying  a Paper  Item  for which a valid  stop  payment order  is in effect).

Effective  Period of Stop Payment Order; Renewal; Revocation.

Bank need not honor a written stop payment order for more than six (6) months. For accounts that do not have Bank’s STOP AUTO-RENEWAL Service, Company must renew a stop payment order  if Company  does not want the stop payment order to expire after six (6) months. Each renewal is treated as a new stop payment order. For accounts with Bank’s STOP AUTO-RENEWAL Service, a stop payment order is subject  to annual renewals for up to six (6) twelve-month periods, unless Company  has otherwise  notified  Bank in writing. Bank may pay a Paper  Item after a stop payment order has expired, even though the Paper Item is more than six (6) months old. An instruction to revoke a stop payment order must be received in a time and manner that gives Bank a reasonable opportunity to act on it.

Liability to Holder in Due Course.

Notwithstanding Bank’s timely return of any Paper Item due to a valid stop payment order, Company may still be liable under the laws governing this Agreement for the amount of that Item.

Paper Items Paid Over Valid Stop Payment Orders.

If Bank pays a Paper Item over a valid stop payment order, Bank may require Company to provide Bank with an affidavit describing in detail Company’s dispute with the payee. If Bank credits Company’s Account after paying a post-dated  Paper  Item over  a valid and  timely notice  of post-dating, Bank may charge Company’s Account for the amount  of the Paper  Item as of the date  of the Paper Item.

Overdrafts; Security  Interest; Bank’s Right to Setoff

Overdrafts  and Insufficient Funds.

Bank may, at its option, pay or refuse to pay any Item if it would create an Overdraft  on Company’s Account,  without  regard  to whether  Bank may have previously  established a pattern  of honoring  or dishonoring such  an Item. Bank may take either of the following actions if Bank receives an Item drawn on Company’s Account and there are insufficient available funds in Company’s Account  to cover the Item, without  prior notice  to Company:

•

Pay the  Item  and  create  an Overdraft  on Company’s Account.

•

Return the Item if the Item would create an Overdraft on Company’s  Account.

Company agrees to pay Bank’s fee that may vary depending on the action  Bank takes. Any Overdraft on Company’s Account is immediately due and payable, unless Bank agrees otherwise  in writing. Company  agrees  to reimburse Bank for the attorneys’ fees and other costs and expenses Bank incurs  in recovering  the  Overdraft  (including  Overdraft  and  associated fees). On a Business Day when Bank determines that  there  are sufficient funds in Company’s Account to pay one or more but not all of the Items presented for payment  on Company’s Account,  the  order  in which Bank posts  such  Items  may affect the  number  of Items  paid  and  the Overdraft and returned Item fees assessed. When Bank posts  Items  in the order of highest  to lowest dollar amount,  the Overdraft  and  returned  Item fees may  be more than these fees would be if Bank were to post  the Items  in the order of lowest to highest  dollar  amount.

Security  Interest; Bank’s Right to Setoff.

To secure  Company’s performance   of this  Agreement,  Company  grants Bank a lien on and security interest in Company’s Account and Company’s accounts with any Affiliate. In addition, Company acknowledges Bank may setoff against any Account(s) (including matured and unmatured time Account(s)) for any obligation Company owes Bank at any time and for any reason as allowed by the laws governing this Agreement. These obligations include both secured and unsecured debts and debts  Company  owes individually or together with another person. Bank may consider  this Agreement as Company’s consent to Bank’s asserting its security interest or exercising  its right  of setoff should  the laws governing this  Agreement require Company’s consent. If Company’s Account is an unmatured time account, Bank may deduct  any early withdrawal  fee that  may be due as a result of Bank having  exercised  its right of setoff. If Company  has a Sweep

Account, Company also authorizes Bank to redeem Company’s shares in the Designated Money Market Fund and apply the proceeds to any obligation Company owes Bank. The rights  described  in this  subsection are in addition to and apart from any other rights, including any rights granted under any security  interest  that  Company  may have  granted  to Bank.

Bank Fees  and Expenses

General.

Company agrees to pay Bank in accordance with the fee and information schedule. Company also agrees to pay an amount equal to any applicable taxes, however designated, exclusive of taxes based on the net income of Bank.

Payment of Bank Fees and Expenses; Finance  Charges.

Bank may either directly debit Company’s Account or invoice Company for Bank fees and expenses and taxes incurred in connection with Company’s Account and any Service. If an Earnings Allowance accrues on Company’s Account, Bank will periodically  apply Company’s accrued  Earnings Allowance to Bank fees and expenses (unless Bank otherwise indicates in writing). Bank may debit  Company’s Account  (or any other  Account Company maintains at Bank) or invoice Company for any amount  by which  the fees and  expenses  exceed  the accrued  Earnings  Allowance on Company’s Account.  Bank may also debit  Company’s Account  (and  any other account Company maintains at Bank) for attorneys’ fees and any other fees and expenses Bank incurs in exercising its rights under this Agreement including  Bank’s rights  in connection with Overdrafts,  Adverse  Claims, Legal Process and “Freezing” Company’s Account. If there  are insufficient funds in Company’s Account to cover the debit, Bank may overdraw Company’s Account.  Company  agrees  to promptly  pay  any  invoiced amount. Bank may assess finance charges on any invoiced  amounts  that  are not  paid  within forty-five (45) days  of the  date  of invoice. Finance  charges are assessed at a rate of 1.5% per month (18% per annum) or the highest amount permitted by the laws governing this Agreement, whichever is less. Charges for accrued and unpaid interest and  previously  assessed finance charges  will not  be included  when  calculating  finance  charges.  Payments and other reductions of amounts owed will be applied first to that portion of outstanding fees attributable to charges for accrued and unpaid interest and previously  assessed finance  charges,  then  to other  fees and  expenses.

Debiting of service fees occurs on the day of each calendar month Bank separately discloses to Company, or if the disclosed day is not a Business Day, on the  next succeeding Business  Day.

Earnings Allowance.

Each month, the average monthly Investable Balance in a commercial demand deposit account may earn an “Earnings Allowance” which, depending on the arrangement with Bank, may be applied against that month’s fees for the account. An Earnings Allowance in excess of the total monthly fees cannot be credited to the account as interest and may not be carried forward to the following month. Earnings Allowances are calculated on a 365/366-day year basis using an “Earnings Allowance Rate,” which is a variable rate established by Bank (and which may be as low as zero percent). Bank reserves the right to change this rate at any time without notice to Company. If the account is an interest-bearing account, the account is not eligible to earn an Earnings Allowance.

Recoupment Fee.

The FDIC charges each insured bank a fee to cover its share of the cost of providing deposit  insurance to depositors.  The FDIC does not charge  a  bank’s depositors for deposit insurance or require banks to pass the cost of deposit insurance on to their depositors. The FDIC does, however, permit a bank to recoup  the cost of deposit  insurance from its depositors,  so long as  the fee the bank  charges  its depositors  does not reveal  information  that  could be used to determine the bank’s confidential supervisory ratings or mislead depositors by implying the FDIC is charging the fee. Bank assesses  this Recoupment Fee to partially recover insurance premiums it pays to the FDIC for deposit insurance. The amount of the Recoupment Fee appears on  the periodic  statement or client  analysis  statement for Company’s account  and is based on the monthly  average  ledger  balance  Company  maintains in its account. The Recoupment Fee is subject to change by Bank at any time without notice. For questions about the Recoupment  Fee, Company  may contact  its relationship manager   at Bank.

Bank’s Use of Funds.

Bank may benefit from having the use of funds in customers’ non-interest bearing accounts. Bank may use these  funds  to reduce  its borrowing  from other sources such as the Fed Funds market or invest them in short-term investments such  as its Federal  Reserve  Account.  This benefit  may be referred to as “spread”. It is not possible to quantify the benefit to Bank that may be attributable to a particular customer’s funds because funds from all customers’  non-interest bearing   accounts   are  aggregated both  for purposes of reducing Bank’s borrowing  costs  and  for investment and  because  Bank’s use of funds may vary depending on a number of factors  including  interest rates, Federal Funds rates, credit risks and Bank’s anticipated funding needs. Bank’s use of funds as described in this paragraph has no effect or impact on Company’s use of and  access  to funds  in Company’s account.

Checking  Subaccounts

For each  checking  account,  Bank may establish  on Company’s behalf a master account  and  two subaccounts. All information  that  is made  available to Company about Company’s Account will be at the master  account  level. The subaccounts are comprised of a savings account  and  a transaction  account.  On the first day of each  month,  Bank will allocate  funds  between the two subaccounts as  it deems  appropriate. Items  received  by Bank that   are drawn against Company’s master account will be presented for payment against  the  transaction subaccount.   Funds  will be transferred from the savings subaccount to cover Items  presented against  the transaction  subaccount as may be needed. On the sixth (6th) transfer from the savings subaccount during a statement period  all of the  funds  on deposit  in the savings subaccount will be transferred to the transaction subaccount. If Company’s Account earns interest, the use of subaccounts will not affect the interest  Company  earns.

Miscellaneous

Acceptable  Form of Paper Items; Document and Image Quality.

Company agrees to comply with Bank’s specifications for Paper Items, including without limitation paper stock, dimensions, and other generally applicable industry standards for Paper Items and to include on Company’s Paper Items Bank’s name and address as directed by Bank. Certain features (such as security features) of an originally issued Item or a Deposited Item may impair the image quality of a substitute check, purported substitute check or electronic Item created by Bank or any third party. Bank will not be liable for any claims, demands, judgments or expenses paid, suffered or incurred by Company, and Company will indemnify Bank from and hold Bank harmless against any claims, demands, judgments or expenses paid, suffered or incurred by Bank, arising directly or indirectly as a result of or in connection with (i) the untimely return of any Paper Item Company has issued as a result of, and any presentment-related problem resulting from, the failure of the Paper Item to conform in any respect to Bank’s Paper Item specifications, including without limitation, failure to include Bank’s full name and address on the Paper Item, and (ii) any claim based on the image quality of a substitute check, purported substitute check or electronic Item, whether created by Bank or any third party.

Closing  Company’s Account.

Company may close Company’s Account at any time. Bank may, in its sole discretion, close Company’s Account at any time. If Bank closes Company’s Account, Bank may send  the Collected  Balance on deposit  in  Company’s

Account  by ordinary  mail to Company’s most  recent  address  shown on Bank’s account records. Whether Company  or Bank closes Company’s Account, Company agrees to maintain on deposit in Company’s Account sufficient funds (determined in Bank’s sole discretion) to cover outstanding Items to be paid from Company’s Account, charge-backs including without limitation returned Deposited Items and Bank’s fees and expenses. This Agreement   shall  continue  to govern  Company’s Account  until  Bank makes a final disbursement from it. In addition,  Bank will not  be liable for any loss or damage   that  may  result  from dishonoring any  of Company’s Items  that are presented or otherwise received after Company’s Account is closed. If Company’s Account is an interest bearing account, the Account will cease earning interest from the date Company requests it be closed. If the Account balance does not reach zero within three (3) months  from the date  of Company’s request, Bank may close the Account and send Company  the balance  as described  above  or return  the Account  to active status.

Contract Language.

English is the controlling language of the relationship between Company and Bank. Bank may translate its agreements, forms, disclosures and advertisements into another language for Company’s convenience.

However, if there  is a discrepancy between  Bank’s English  language materials and the materials  in another  language, the English  language version is controlling, unless (i) Bank otherwise agrees with Company in writing; or (ii) the laws governing this Agreement specifically provide for a different result.

Credit Reports.

Company  authorizes  Bank to make any inquiries  that  Bank considers appropriate to determine if Bank should open and maintain an Account for Company. This may include ordering a credit (or other) report (e.g., information from any motor  vehicle  department or other  state  agency)  on Company.

Dormant and Unclaimed  Accounts.

Company’s Account  is dormant  if, for one year for a checking  account  or three years for a Commercial savings or time account, there is no customer initiated activity (except where the laws governing this Agreement require otherwise). If Company’s Account is dormant,  Bank may  hold  all statements on Company’s Account, but Bank’s normal maintenance and other fees will continue to be assessed except where prohibited and ATM and Point-of-Sale (“POS”) access  may  be blocked.  If Company’s Account  remains  dormant and is unclaimed by Company  for the period  required  under  the laws governing this Agreement, Bank is required by those laws to “escheat” the funds; that is, to deliver the funds in Company’s Account to the state  whose laws govern Company’s Account. Bank may charge a fee to Company’s Account  for mailing  an escheat  notice. When  the funds  in Company’s Account are delivered to the state, Company’s Account  is closed, and no interest  accrues.  To recover  funds  delivered  to the state, Company  must  file a claim with the state.

Entire Agreement; Headings; No Third Party Beneficiary.

This Agreement constitutes the entire agreement between Company and Bank regarding the subjects addressed in it and supersedes prior oral or written representations, conditions,  warranties, understandings, proposals or agreements regarding Company’s Account. Headings do not constitute a part of this Agreement. No person or entity will be deemed to be a third party beneficiary under this Agreement.

Laws Governing  this Agreement.

The laws governing this Agreement include the laws and regulations of the United States and, to the extent applicable, the laws of the state in which the Bank office that maintains Company’s Account is located (unless Bank has notified Company in writing that the laws of another state shall govern Company’s Account), without regard to conflicts of laws principles. If Company’s Account was not opened in person  at a Bank office (for example, if Company opened its Account by phone, through the mail or over the Internet),  this Agreement  will be governed  by the laws of the state  in which

Bank’s main office is located, unless Bank notifies Company that its Account has been assigned to a particular Bank office, in which event the laws of the state  in which that  office is located  will govern  this  Agreement.  Any lawsuits, claims or other proceedings relating in any way to Company’s Account, any Service or this Agreement, including without limitation, the enforcement of the Arbitration  Agreement   in this  Agreement   and  the entry of judgment  on any arbitration award shall  be venued  exclusively  in the courts of the state whose laws govern this Agreement,  without  regard  to conflict of laws principles.  Each provision  of this  Agreement  stands alone.

Any provision of this Agreement which is inconsistent with the laws  governing this Agreement,  either  in its entirety  or with respect  to a particular type of transaction or Item, will be deemed  modified  and  applied in a manner consistent with the laws governing this Agreement.  Any  provision of this Agreement which a court  of competent jurisdiction determines to be unenforceable or invalid, either in its entirety  or with  respect to a particular type of transaction or Item, will not affect the enforceability  or validity  of the remaining provisions  of this   Agreement.

Notwithstanding the preceding paragraph, any funds transfer that is a “remittance transfer” as defined in Regulation E, Subpart B, as amended from time to time, will be governed by the laws of the state of New York, including New York’s version of Article 4A of the Uniform Commercial Code, without regard to its conflict of laws principles.

Minimum Balance Requirements;  Other Restrictions.

Bank may impose minimum balance requirements or other applicable limitations, or restrictions on Company’s Account, provided such requirements, limitations   or restrictions are  disclosed  to Company.

Modification  of Agreement;  Account Conversion.

Bank may in its sole discretion from time to time change this Agreement by adding new provisions or by modifying or deleting existing provisions. Each such addition, modification or deletion is referred to in this Agreement as a “modification.” When applicable law requires Bank to notify Company of a modification,  Bank may do so by posting  notice  of the modification  in Bank or at Bank’s home page (www.wellsfargo.com), by including a message on or with the statement for Company’s Account, or by any other means that Bank considers appropriate, unless  the  laws governing this  Agreement  requires notice by a specific means. In addition, Bank may agree in writing to waive a provision of this Agreement including without limitation  a fee (a “waiver”). Bank may, upon  prior written notice  to Company, revoke any  waiver.

Company’s continued use of Company’s Account or a related Service following the effective date  of any modification  or revocation  of any waiver will show Company’s consent  to that  modification  or revocation  of waiver. Bank may convert Company’s Account to another type of account at any time, provided  Bank gives  Company  any advance  notice  that  may be required.

Monitoring  and Recording Communications.

Bank may without liability monitor, record and retain telephone conversations, electronic messages, electronic records and other data transmissions between Company and Bank at any time without further notice to Company, unless further notice is otherwise required by the laws governing this Agreement.

No Fiduciary Relationship.

Bank’s relationship with Company concerning Company’s Account is that of debtor  and  creditor;  no fiduciary, quasi-fiduciary  or special  relationship exists  between  Company  and Bank.

Reliance on Bank Records.

Bank may rely solely on its records to determine the form of ownership of and  the  Authorized  Signers  on Company’s Account.

Reordering Checks.

Company can reorder checks by mailing the reorder form enclosed in Company’s current order  of checks  or by calling  Bank at the telephone number shown on the statement for Company’s Account. If Company  or a third party  prints  its checks, Bank shall have  no liability to Company  if Bank is unable  to process  such  checks  by automated means.

Restricted   transactions.

Company acknowledges and agrees that “restricted transactions,” as defined in the Unlawful Internet  Gambling  Enforcement  Act of 2006 and Regulation GG issued thereunder, are prohibited from being processed through Company’s Account or any relationship between Company and Bank. In the event Bank identifies a suspected restricted transaction, Bank may block or otherwise prevent, or prohibit such transaction and, further, Bank may close the Account or end the relationship.

Transferring  an Interest  in Company’s Account.

Company’s Account may not be pledged, assigned or in any other manner transferred,  whether  in whole or in part, without  Bank’s written agreement.

II.

Additional Terms Applicable to All Commercial Interest-Bearing, Savings  and Time Accounts

Interest-Bearing  Accounts

Variable/Fixed-Rate  Accounts.

Company’s interest-bearing Account may be either a variable-rate or fixed- rate account. Unless Bank has specified otherwise in writing, Company’s Account will be a variable-rate account. That means Bank may in its sole discretion change the interest rate on Company’s Account at any time. If Company’s Account is a fixed-rate account and it is not a time account, Company  will be paid  the specified  interest  rate for at least thirty (30)  days.

Method Used to Calculate  Earned Interest.

Bank may use either the average daily balance or daily balance method to calculate  interest.  The average  daily balance  method  applies  a periodic  rate to the average  daily collected  balance  for the period. The average  daily balance is calculated by adding principal for each day and dividing  by the number of days in the period. The daily balance method applies  a daily periodic rate to principal each day. Unless Bank has specified otherwise in writing, it will use the daily balance  method  to calculate  interest.  If Company’s Account is a tiered-rate account, Bank may pay the same interest rate on more than  one  tier.

Interest  Accrual.

If Company deposits a non-cash Item, such  as a check, interest  begins  to accrue no later than the Business Day Bank receives credit for the deposit  of that  Item. This may not be the same  day that  Company  deposits  the non-  cash  Item  to Company’s Account.

Compounding  and Crediting.

Interest will compound on a daily basis. For checking and savings accounts, interest will be credited on a monthly basis. For time accounts,  Bank will notify Company separately as to the frequency with which interest will be credited  to Company’s Account.

Target  Balance Accounts.

If Company maintains multiple accounts at Bank, Company may, with Bank’s consent, designate in writing one such account  as its “Principal  Account” and one or more  additional  accounts  as “Target  Balance  Accounts.” For each Target  Balance Account, Company  will separately  specify to Bank

in writing the Ledger Balance or Collected  Balance which Company    wishes

to maintain in such  account  (the “Target  Balance”). At the end of each Business Day, Bank will determine the applicable balance on deposit in each Target Balance Account.  If the applicable  balance  in a Target  Balance Account  exceeds  its Target  Balance, Bank will transfer  from the Target Balance Account  to the Principal  Account  such  funds  as are necessary  to bring  the applicable  balance  to the Target  Balance. If the applicable  balance is less than the Target Balance, Bank will transfer  from the Principal  Account to the Target Balance Account such funds as are necessary to bring the applicable  balance  to the Target  Balance. Bank may, but  will not be required to, transfer funds if the transfer would create an Overdraft or exceed the Collected  Balance then  on deposit  in the Principal  Account.

Interest  Adjustments.

An interest adjustment may be reflected on the statement for Company’s  Account  for the month  after it occurs  rather  than  the month  in which it occurs.

Tax Identification  Number Certification.

Treasury regulations require Bank to obtain a Tax Identification Number (“TIN”) certification for each account. To avoid backup withholding tax on accounts that earn interest or dividends, Company  must  submit  Internal Revenue Service (“IRS”) Form W-9 or the appropriate Form W-8 and supporting information   and/or documentation  to Bank. U.S. citizens  or  other

U.S.

persons, including resident alien individuals, must provide a Form W-9. If Company is a non-resident alien as defined by the IRS, Company must provide the appropriate Form W-8. Additional documentation may be required if Company is a foreign partnership, foreign government, or is claiming an exemption based on Effectively Connected Income. Until Bank has received the completed and signed Form(s) W-9 or W-8, or any other required forms, Bank will pay interest and comply with the backup withholding requirements of the IRS. If, at any time, Bank receives information that someone other than Company is using the same TIN that Company certified as its TIN on Form W-9, and Bank is not able to determine to its own satisfaction that the TIN has been assigned to Company, Bank may at its option and without notice (i) stop paying interest on Company’s Account, (ii) continue paying interest but comply with the backup  withholding  requirements of the IRS and/or, (iii) take any other action which Bank believes is reasonable in the circumstances. If Company is an individual who owns its Account as a sole proprietor, upon that individual’s death, Bank must be provided with the individual’s estate’s or successor’s TIN or Bank may either refuse to pay interest earned on Company’s Account since the date of the individual’s death or withhold a portion of the interest that has been earned on Company’s Account since the date of the individual’s death.

Commercial  Savings Accounts

Bank’s Right to Require Notice.

Bank has the right to require seven (7) days’ written notice before Company withdraws money from Company’s Negotiable Order of Withdrawal (NOW) or savings  Account.

Regulation D savings account transaction and other limited activity

Regulation D and Bank limit certain types of withdrawals and transfers from a Federal savings or money market account to a combined total of six (6) per monthly statement period (exceptions to the statement period may apply):

Limited by Regulation D:-

•

Transfers by phone using Bank’s automated banking service or speaking with a banker on the phone

•

Transfers or payments through online, mobile, and text banking (including bill pay)

•

Transfers to a checking account for overdraft protection coverage

•

Preauthorized transfers and withdrawals (including recurring and one time)

•

Payments to third parties such as checks, drafts, or similar transactions (counted when they are posted to the account and not when they are written)

•

Debit or ATM card purchases that post to the savings or money market account

Limited by Bank:

•

Transfers and payments to Wells Fargo credit cards, lines of credit, and loans

•

Wires whether made in person, on the telephone, or online

Not limited:

Except wire transfers as described above, there is no limit on withdrawals or transfers made in person at an ATM or a Wells Fargo banking location or on any types of deposits.

An excess activity fee is assessed for transactions exceeding the limits stated above. If the limit is exceeded on more than an occasional basis, Bank may be required to close or convert the savings or money market account to a checking account, which would discontinue any overdraft protection it might be providing to another account, or close the account. If the withdrawal and transfer limit is reached, Bank may decline transfers and withdrawals for the remainder of the monthly statement period (exceptions to the statement period may apply) to help Company avoid a fee and account conversion or closure.

The Excess Activity Fee for Savings and Money Market Accounts is $10 per excess transaction.

Commercial  Time Accounts

General.

Commercial Time (“time”) Accounts  include  deposits  which are payable, either on a specified date or at the expiration of a specified time, no less than seven (7) calendar days after the date of deposit. Bank may refer to a time account  as a “certificate of deposit”  or a “CD,” even  though  the time account is not  represented by a certificate.

Certificated  Time Accounts.

If Company  receives  a certificate  evidencing Company’s time  Account, Bank may require Company to present  the  certificate  and  any amendments to receive  payment  or transfer  ownership.

Maturity Date.

Company’s time Account will mature at the end of the term stated on Company’s receipt,  disclosure   or certificate, as applicable.

Time Requirements.

Company agrees to keep Company’s funds on deposit until  the maturity date. Company may make withdrawals from Company’s time Account  on the maturity date or within the grace period after that date. Bank will not agree  in advance  to allow withdrawal  before maturity.

Payment  of Interest.

If Company has elected a payment of interest  other  than  a credit to Company’s time  Account, Bank may in its sole discretion  terminate it in  favor of crediting Company’s time Account.  Ordinarily, such  discretion  will be exercised when an interest  payment  mailed  to Company’s Account address has been returned undelivered or when an Account to which Company’s interest payments were automatically credited  has  been  closed,  or if the interest payment  amount  is less than  any minimum  amount disclosed  in the  fee and  information schedule.

Additional  Deposits.

Other than during the grace period, Company may not make additional deposits  to Company’s time  Account,  unless  Bank otherwise agrees in writing.

Withdrawal of Interest  Prior to Maturity.

A withdrawal  of interest  prior to maturity  will reduce earnings.

Renewal Policies.

If Company’s time Account is automatically renewable, at maturity it will renew (i) for a like term; and (ii) at Bank’s interest rate in effect on the maturity date for a new time deposit of the same term and amount, unless Bank has  notified  Company  that  it will not renew Company’s Account.

Company may withdraw Company’s funds anytime during the grace period without a fee. If Company does, Bank will not pay interest for that period on the funds withdrawn. If Company’s time Account is not automatically renewable and Company does not withdraw the funds on the maturity date, the funds will no longer earn interest after the maturity date and will be placed in a non-interest-bearing checking Account.

Early withdrawal fee. If Company withdraws funds from its time Account before the maturity date, an early withdrawal fee will be assessed:

•

For terms less than three months (or less than 90 days), the fee is one month’s interest

•

For terms three months (or 90 days) through 12 months (or 365 days), the fee is three months’ interest

•

For terms over 12 months through 24 months, the fee is six months’ interest

•

For terms over 24 months, the fee is 12 months’ interest

•

Minimum fee is $100

The early withdrawal fee is based on the principal amount withdrawn, at the interest rate on Company’s time account at the time of withdrawal. For purposes of determining the amount of the early withdrawal fee, one month’s interest is equal to one year’s interest, at the interest rate in effect at the time of withdrawal, divided by 12. The amount of the early withdrawal fee is deducted from earned interest. If the fee is greater than the earned interest, the difference is deducted from the principal. In no event will the early withdrawal fee for a withdrawal during the first six days after the date of deposit be less than seven days’ simple interest.\

III.

Funds Transfers General.

Funds transfers to or from Company’s Account  will be governed  by the rules of any funds transfer  system  through  which the transfers  are made, as amended from time to time, including, without limitation, the National Automated Clearing House  Association  and  any regional  association  (each, an “ACH”) and Clearing House Interbank Payments System (“CHIPS”). The following terms are in addition to, and not in place of, any other agreements between  Company  and  Bank regarding funds  transfers.

Notice  of Receipt of Funds.

Unless Bank has otherwise agreed in writing, it will notify Company of funds electronically debited or credited to Company’s Account  through the  statement for Company’s Account  covering  the  period  in which the transaction occurred. Bank is under no obligation to provide Company with any additional  notice  or receipt.

Reliance  on Identification Numbers.

If a transfer  instruction describes  the person  to receive  payment inconsistently by name and account number, payment may be made on the basis of the account number even if the account number identifies a person different from the named person. If a transfer instruction describes a participating financial institution inconsistently by name and identification number the identification number may be relied upon as the proper identification   of the  financial institution.

Duty to Report Unauthorized and Erroneous Fund Transfers.

Company agrees to exercise ordinary care to determine whether a fund transfer to or from Company’s Account was either  erroneous  or not authorized and will notify Bank of the facts within a reasonable time not exceeding fourteen (14) days after Bank sends or makes  available  to Company the statement for Company’s Account on which the transfer appears or Company  otherwise  has notice  of the transfer, whichever  is earlier. Company will be precluded  from asserting that  Bank is not entitled  to retain  payment  unless  Company  objects  to payment  within the  fourteen

(14) day period.

Erroneous Payment Orders.

Bank has no obligation to detect errors in payment orders (for example, an erroneous  instruction to pay  a beneficiary  not  intended   by Company  or to pay an amount  greater  than  the amount  intended  by Company, or an  erroneous transmission of a duplicate payment order previously sent by Company). Should Bank detect  an error on one or more occasions,  it shall not be construed as obligating  Bank to detect  errors  in any future  payment   order.

Automated  Clearing  House (ACH) Transactions.

The following terms apply to payments to or from Company’s Account that are  transmitted through   an ACH:

•

Company’s rights as to payments to or from Company’s Account will be governed  by the laws that  govern  Company’s Account.

•

Credit given by a receiving bank to its customer for a payment from Company’s Account is provisional until final settlement has been made or until  payment  is considered received  under  the laws that  govern Company’s  Account.

•

If final settlement or payment is not made or received, the receiving bank will be entitled to a refund from its customer  and  Company, as the originator of the payment will not be considered to have paid Company’s customer.

•

If a payment is made to Company’s Account and Bank does not receive final settlement or payment is not received under the laws governing this Agreement, Company will not be considered to have received payment, and Bank will be entitled to reimbursement from Company for that payment.

•

Company hereby authorizes any Originating Depositary Financial Institution (ODFI) to initiate, pursuant to ACH Operating Rules, ACH debit entries to Company’s Account for electronic presentment or re- presentment of Items  written  or authorized   by Company.

IV.

Selected Services

Stagecoach Deposit®  – ATM Deposit  Only Card Service.

Company may elect to utilize Bank’s Stagecoach Deposit® – ATM Deposit Only Card Service by completing and returning to Bank the  setup  form for the Service. This Service allows Company to make deposits to Company’s Account  using  a Stagecoach  Deposit®  – ATM Deposit  Only card (“Deposit

Card”) and  a designated Wells Fargo®    ATM (“ATM”). Company  will make such  deposits  according  to the  instructions Bank provides  and  will gain access to the ATM using the Deposit  Card  and  a Personal  Identification Number (“PIN”), the risk of misuse of both of which Company assumes. Bank will provisionally credit each deposit to Company’s Account  based  on the amount  Company  keys into  the ATM. Company’s ATM deposits  are subject  to the  standard cut-off time  established for the  ATM into  which the deposit was made and Bank’s funds availability  policy applicable  to Company’s Account. If the dollar amount of Company’s deposit as determined by Bank differs from Company’s total  (as shown  on Company’s ATM receipt),  Bank will send  Company  a statement showing  the  amount  of this difference.

Company  agrees  Bank’s count  of the  dollar  amount  of Company’s deposit will be conclusive and binding on Company. Company will have full responsibility for each deposit and its contents until the deposit has been completely and physically accepted into the ATM. If Company claims  any portion of a deposit was lost or stolen while in Bank’s custody, Company acknowledges Company  has the burden  of proving  its claim. If Company orders supplies for the ATM Deposit Service through the ATM, Company authorizes Bank to initiate debits to Company’s Account and credits to the accounts of third party vendors to cover the cost of such supplies provided to Company. Such transfers may be processed through an automated clearing  house or any other  means  chosen  by Bank and  will be subject  to the rules of the funds transfer  system  used  by Bank. Company’s authorization will remain in full force and effect until Bank has received written notification from Company  of its termination in such  time and manner  as to afford Bank and  any  third-party  vendor  a reasonable opportunity to act  on it.

Stagecoach Deposit®  – Post  Verify Service.

If Company  elects to utilize Bank’s Stagecoach  Deposit®  – Post Verify Service, Company will prepare, package and deliver Stagecoach deposits  to Bank in accordance with Bank’s instructions. Bank will provisionally credit Company’s Account  for the  currency  shown  on the  deposit  ticket  enclosed in Company’s Stagecoach deposit bag as follows: (i) same day credit for deposits delivered to an office of Bank before that office’s cut-off time on any Business  Day or for deposits  placed  in night  depository  of Bank before 6:00

a.m. on any Business Day; or (ii) next Business  Day credit  for deposits delivered to an office of Bank on any Business Day on or after Bank’s office’s cut-off time or on any non-Business Day. All Stagecoach  deposits  are subject to Bank’s acceptance and verification. Bank will verify the currency in Company’s Stagecoach  deposit  bag either  at a later time in Bank’s office or when Company’s Stagecoach deposit bag is delivered to Bank’s cash vault. Checks will be verified when they are delivered to Bank’s check processing center. Bank reserves the right  to adjust  (debit  or credit)  Company’s Account if Bank determines that the amount shown on Company’s deposit ticket is incorrect. Because  the  frequency  of armored  courier  transportation from Bank’s offices to Bank’s vaults varies from office to office, the time it takes to verify Company’s Stagecoach deposit may vary, depending on the office to which Company’s Stagecoach deposit bag is delivered. In most cases, adjustments will be made and notification  will be sent  within three  (3) Business  Days. Adjustments will be effective  when  they  are processed.

Signature: /s/ Ofer Abarbanel

Name & Title: Ofer Abarbanel, CEO

Date: January 31, 2017

© 2014 Wells Fargo Bank, N.A. Wells Fargo Bank Northwest N.A. All rights reserved. Members FDIC

COM 1416 (Rev10/14)